                       AMENDED AND RESTATED LOAN AGREEMENT




                             AMERICAN NATIONAL BANK

                          AND TRUST COMPANY OF CHICAGO

                               CREDIT FACILITY FOR

                                   SPSS, INC.





                     DATED FOR REFERENCE PURPOSES ONLY AS OF
                                  JUNE 1, 2000




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                                TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----

1.      DEFINITIONS AND TERMS......................................... 1
        1.1.     Definitions.......................................... 1
        1.2.     GAAP ................................................12
        1.3.     Borrower ............................................12
        1.4.     Rules of Construction................................12
2.      LOANS - GENERAL TERMS.........................................13
        2.1.     Revolving Loan.......................................13
        2.2.     Maximum Principal Amount.............................14
        2.3.     Maturity Date; Termination of Loans..................14
        2.4.     Authorized Disbursement of Proceeds..................14
        2.5.     Borrowing Procedure..................................15
        2.6.     Interest Rate........................................15
        2.7.     Change of Laws.......................................15
        2.8.     Regulatory Changes...................................16
        2.9.     Advances Prior to LIBOR Rate Determination...........16
        2.10.    Eurodollar Advances and Conversion...................16
        2.11.    Interest Period Election.............................17
        2.12.    Libor Brokerage Fee..................................17
        2.13.    Usury ...............................................17
3.      PAYMENT TERMS.................................................18
        3.1.     Loan Account; Method of Making Payments..............18
        3.2.     Interest Payments....................................18
        3.3.     Principal Payments...................................19



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        3.4.     Place of Payment.....................................19
        3.5.     Payment on Maturity and Prepayment...................19
        3.6.     Advances to Constitute One Loan......................20
        3.7.     Application of Payments and Collections..............20
        3.8.     Monthly Statements...................................20
4.      LETTERS OF CREDIT.............................................21
        4.1.     Mechanics of Issuance................................21
        4.2.     Letter of Credit Fees................................22
        4.3.     Drawings and Reimbursement of Amounts Drawn Under
                  Letters of Credit...................................22
        4.4.     Interest on Amounts Drawn Under Letters of Credit....23
        4.5.     Obligations Absolute.................................23
        4.6.     Indemnification; Nature of Bank's Duties.............24
        4.7.     Increased Costs and Taxes Relating to Letters of
                  Credit..............................................25
        4.8.     Standard Letter of Credit Application................26
        4.9.     Unused Facility Fee..................................26
5.      GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS.............26
        5.1.     General Representations and Warranties...............26
        5.2.     Reaffirmation of Warranties and Representations......33
        5.3.     Survival of Warranties and Representations...........34
6.      COVENANTS AND CONTINUING AGREEMENTS...........................34
        6.1.     Financial Covenants..................................34
        6.2.     Affirmative Covenants................................34
        6.3.     Negative Covenants...................................38
        6.4.     Required Notices.....................................40
        6.5.     Payment of Claims....................................41
        6.6.     Year 2000 Compliance.................................42




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        6.7.     Public Offering......................................42
7.      DEFAULT.......................................................43
        7.1.     Events of Default....................................43
        7.2.     Remedies Cumulative..................................45
        7.3.     Acceleration.........................................45
        7.4.     Remedies ............................................45
        7.5.     Injunctive Relief....................................45
        7.6.     Advances During Unmatured Default....................45
8.      CONDITIONS PRECEDENT TO DISBURSEMENT..........................45
        8.1.     Checklist Items......................................45
        8.2.     Necessary Actions....................................46
        8.3.     Conditions Precedent.................................46
9.      GENERAL.......................................................46
        9.1.     Compliance with ERISA................................46
        9.2.     Costs ...............................................47
        9.3.     Statement............................................47
        9.4.     Notices  ............................................48
        9.5.     Amendments and Waivers...............................49
        9.6.     No Implied Waiver; Remedies Cumulative...............49
        9.7.     Severability.........................................49
        9.8.     Incorporation of Other Agreements....................50
        9.9.     Acceptance...........................................51
        9.10.    Knowledge............................................51
        9.11.    Waiver by Borrower...................................51
        9.12.    Governing Law........................................51
        9.13.    Waiver of Marshaling.................................52





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        9.14.    Limitation by Law....................................52
        9.15.    Survival of Representations and Warranties...........52
        9.16.    Service of Process...................................52
        9.17.    Representation by Counsel............................52
        9.18.    Release of Bank......................................53
        9.19.    Invalidated Payments.................................53
        9.20.    Designated Person....................................53
        9.21.    Headings ............................................53
        9.22.    Counterparts.........................................53
        9.23.    Fax Execution........................................53
        9.24.    No Third Party Beneficiaries.........................54
        9.25.    Domicile of Loans....................................54
        9.26.    Entire Agreement.....................................54
        9.27.    Construction.........................................54
        9.28.    Successors and Assigns...............................55
        9.29.    Waiver of Trial by Jury..............................55









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                       AMENDED AND RESTATED LOAN AGREEMENT

      THIS AMENDED AND RESTATED LOAN AGREEMENT (this "AGREEMENT"), dated for reference purposes only as of June 1, 2000 by and between American National Bank and Trust Company of Chicago, ("BANK"), a national banking association with its principal place of business at 120 South LaSalle Street, Chicago, IL 60603, and SPSS, Inc., a Delaware corporation ("BORROWER"), with its principal place of business at 233 South Wacker Drive, 11th Floor, Chicago, IL 60606.

                                    RECITALS:

      A. Borrower has requested and Bank has agreed to provide Borrower with two revolving credit facilities, described as follows: (i) a line of credit in the maximum amount of $10,000,000 evidenced by that certain Loan Agreement dated as of May 29, 1998, as amended June 1, 1999 by and between Borrower and Lender, and (ii) an acquisition line of credit in the maximum amount of $10,000,000 evidenced by that certain Loan Agreement (Acquisition Line of Credit) dated as of June 1, 1999 by and between Borrower and Lender (collectively, the "EXISTING LOAN AGREEMENTS").

      B. The parties deem it to be in their best interest to amend, restate and consolidate the Existing Loan Agreements.

      NOW THEREFORE, in consideration of any loan, advance, extension of credit and/or other financial accommodation at any time made by Bank to or for the benefit of Borrower, and of the promises set forth herein, the parties hereto amend, restate and consolidate the Existing Loan Agreements and hereby agree as follows:

1.    DEFINITIONS AND TERMS.

      1.1 Definitions. In addition to terms defined elsewhere in this Agreement, the following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference.

            (a) "ADVANCE": any loan of monies made by Bank to Borrower pursuant to the terms of Section 2.1.

            (b) "ADVANCE DATE": with respect to each Advance, the Business Day upon which the proceeds of such Advance are to made available to Borrower.

            (c) "AFFILIATE": any Person (i) in which Borrower, one or more equity interest holders owning twenty-five percent (25%) or more of the total equity interest of Borrower, any Subsidiary, and/or any Parent, individually, jointly and/or severally, now or at any time or times hereafter, has or have an equity or other ownership interest equal to or in excess of twenty-five percent (25%) of the total equity of or other ownership interest in such Person; and/or (ii) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with Borrower; and/or
      (iii) any officer or director of Borrower or any Subsidiary. For purposes of this definition, "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Stock, by contract or otherwise, and in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 25% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 25% or more of any class of equity interest).

            (d) "AGREEMENT": this Amended and Restated Loan Agreement, together with all amendments, modifications, extensions, supplements, restatements replacements and extensions hereto or hereof.

            (e) "AND/OR": one or the other or both, or any one or more or all, of the things or Persons in connection with which the conjunction is used.

            (f) "ASSETS": any and all real, personal and intangible property of a Person, including, without limitation, accounts, chattel paper, contract rights, letters of credit, instruments and documents, equipment, general intangibles, inventory, leases, options, licenses, and real property, whether now existing or hereafter acquired or arising.

            (g) "BANK": American National Bank and Trust Company of Chicago, a national banking association, and its successors and assigns.

            (h) "BORROWER": SPSS, Inc., a Delaware corporation, and its permitted successors and assigns.

            (i) "BORROWER'S LIABILITIES": all obligations and liabilities of Borrower to Bank under the terms of this Agreement and the other Loan Documents, and all extensions and renewals or refinancing thereof, whether such obligation or liability is direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, whether heretofore arising, now existing or hereafter arising, however evidenced, created, incurred, acquired or owing and whether now contemplated or hereafter arising. Without limitation of the foregoing, such liability and obligations include the principal amount of



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

      Loans, interest, fees, indemnities or expenses under this Agreement and all other Loan Documents, and all extensions, renewals and refinancing thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of Bank to lend. Borrower's Liabilities shall remain Borrower's Liabilities, notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Borrower's Liabilities or any interest therein.

            (j) "BORROWER'S OBLIGATIONS": all terms, conditions, warranties, representations, agreements, undertakings, covenants and provisions (other than Borrower's Liabilities) to be performed, discharged, kept, observed or complied with by Borrower to or for the benefit of Bank, under the terms of this Agreement and all other Loan Documents, and all extensions and renewals or refinancing thereof, whether such obligation is direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether heretofore arising, now existing or hereafter arising, however evidenced, created, incurred, acquired or owing and whether now contemplated or hereafter arising. Borrower's Obligations shall remain Borrower's Obligations, notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Borrower's Obligations or any interest therein.

            (k) "BORROWING REQUEST": a request for an Advance setting forth the information required pursuant to Section 2.5(a).

            (l) "BUSINESS DAY": (i) For all purposes other than as covered by clause (ii) hereof, any day, other than a Saturday, Sunday, a day that is a legal holiday under the laws of the State of Illinois, or any other day on which banking institutions located in the State of Illinois are authorized or required by law or other governmental action to close; and
      (ii) with respect to determinations in connection with, and payments of principal and interest in Eurodollar Advances, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the London Interbank Eurodollar Market.

            (m) "CAPITALIZED LEASE" at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "CAPITALIZED LEASE OBLIGATION" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

            (n) "CHARGES": all national, Federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit





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
      Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Borrower's Assets, Liabilities, Borrower's business, Borrower's ownership and/or use of any of its Assets, Borrower's income and/or gross receipts and/or Borrower's ownership and/or use of any of its material Assets.

            (o) "CONSOLIDATED GROUP": Borrower and any Affiliates of Borrower required to file consolidated tax returns pursuant to Section 1502 of the Code.

            (p) "COSTS": any and all reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of any counsel, accountants, appraisers or other professionals) incurred by Bank at any time, in connection with: (i) the preparation, negotiation, execution and administration of this Agreement and all other Loan Documents; (ii) the preparation, negotiation and execution of any amendment or modification of this Agreement or the other Loan Documents;
      (iii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon Assets of Borrower; (iv) the exercise or enforcement of any of the rights of Bank hereunder; (v) any failure by Borrower to perform or observe any of the provisions hereunder;
      (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Bank, Borrower or any other Person) in any way relating to this Agreement, the other Loan Documents, Borrower's Liabilities, Borrower's affairs or any Affiliate's affairs in connection with which, if Bank is the plaintiff it makes a recovery or obtains any final order in favor of Bank, or if Bank is the defendant it is not found by a court of competent jurisdiction to be liable; (vii) any attempt to enforce any rights of Bank against Borrower or any other Person which may be obligated to Bank by virtue of this Agreement or the other Loan Documents in connection with which Bank makes a recovery or obtains a final order in Bank's favor; and (viii) performing any of the obligations relating to or payment of any of Borrower's Obligations hereunder in accordance with the terms hereof.

            (q) "DEFAULT RATE": interest at the rate of two percent (2%) per annum plus the Prime Interest Rate.

            (r) "DESIGNATED PERSON": any Person identified as a "DESIGNATED PERSON" on Borrower's Secretary's Certificate, as amended or superseded from time to time.

            (s) "DOLLARS" and "$": the lawful currency of the United States of America.



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
            (t) "ENVIRONMENTAL LAWS": any Federal, state or local law, rule, regulation, ordinance, order, code or statute applicable to Borrower or its property, in each case as amended (whether now existing or hereafter enacted or promulgated), controlling, governing or relating to the pollution or contamination of the air, water or land or concerning hazardous, special or toxic materials, wastes or substances, or any judicial or administrative interpretation of such laws, rules or regulations, including, without limitation, the Water Pollution Control Act (33 U.S.C. section 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), Safe Drinking Water Act (42 U.S.C.
      section 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. section 2601 et seq.), Clean Air Act (42 U.S.C.ss. 7401 et seq.), and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.).

            (u) "EQUIPMENT LEASES": all leases or similar agreements pursuant to which Borrower leases equipment.

            (v) "EURODOLLAR ADVANCE": any portion of the Loan for which the interest rate is based on the Eurodollar Rate, whether or not Bank obtains Eurodollars equal to all or any portion of such Eurodollar Advance

            (w) "EURODOLLAR RATE": with respect to each Eurodollar Advance made at a time when Borrower's Liabilities are equal to or less than Two Million Five Hundred Thousand Dollars ($2,500,000), the rate equal to one and fifty one hundredths percent (1.50%) per annum plus the LIBOR Rate and with respect to each Eurodollar Advance made at a time when Borrower's Liabilities are more than Two Million Five Hundred Thousand Dollars ($2,500,000), the rate equal to one and seventy-five one hundredths percent (1.75%) per annum plus the LIBOR Rate.

            (x)    "EVENT OF DEFAULT": the definition ascribed to this term in
      Section 7.1.

            (y) "EXCHANGE RATE": means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of Bank in the New York foreign exchange market for the purchase by Bank (by cable transfer) of such currency in exchange for Dollars at 12:00 noon (Chicago time) one Business Day prior to such date (or otherwise in accordance with the normal practice of Bank), expressed as a number of units of such currency per one Dollar.

            (z) "FINANCIALS": those financial statements of Borrower, heretofore, concurrently herewith or hereafter delivered by or on behalf of Borrower to Bank, including but not limited to those financial statements and reports delivered by Borrower to Bank pursuant to Section 6.2(c).




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
            (aa) "GAAP": generally accepted accounting principles applied in the preparation of the financial statements of a Person with such changes thereto as: (i) shall be consistent with the then-effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors, and (ii) shall be concurred in by the independent certified public accountants of recognized standing acceptable to Bank reviewing such financial statements of such Person.

            (bb) "GOVERNMENTAL AUTHORITY": any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal. grand jury or arbitrator, in each case whether foreign or domestic.

            (cc) "GUARANTY EQUIVALENT": any agreement, document or instrument pursuant to which a Person directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the obligee of any other Person against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such obligation, other than by endorsements of instruments in the ordinary course of business. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Person agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (i) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an obligation; (ii) to make any loan, advance, capital contribution or other investment in, or a purchase or lease of any property or services from, a Person; (iii) to maintain the solvency of such Person; (iv) to enable such Person to meet any other financial condition; (v) to enable such Person to satisfy any obligation or to make any payment; (vi) to assure the holder of an obligation against loss; (vii) to purchase or lease property or services from such Person regardless of the non-delivery of or failure to furnish of such property or services; or (viii) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any obligation.

            (dd) "INDEBTEDNESS": with respect to any Person, at a particular time (without duplication): (i) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and on terms customary in the trade; (iv) all obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor




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

      under such Capitalized Lease to repossession or sale of such property);
      (v) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon; (vi) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; (vii) all obligations of such Person under a product financing or similar arrangement; (viii) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement; and (ix) all obligations and liabilities with respect to unfunded vested benefits under any "EMPLOYEE BENEFIT PLAN" or with respect to withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to a "MULTIEMPLOYER PLAN", as such terms are defined under the Employee Retirement Income Security Act of 1974.

            (ee) "INDEBTEDNESS INSTRUMENT": any note, mortgage, indenture, chattel mortgage, deed of trust, loan agreement, hypothecation agreement, pledge agreement, security agreement, financing statement or other document, instrument or agreement evidencing or securing the payment of or otherwise relating to the borrowing of monies. Indebtedness Instruments shall include, but not be limited to the Loan Documents.

            (ff) "INTEREST PERIOD": with respect to any Eurodollar Advance, the period commencing on the date such Eurodollar Advance is made or continued as a Eurodollar Advance, as the case may be, or the date on which a Prime Rate Advance is converted into such Eurodollar Advance as applicable, and ending one, two, three, six or twelve months thereafter, as Borrower may elect in the applicable Borrowing Request (or as Borrower shall be deemed to have elected, as applicable); provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day. No Interest Period shall terminate after the end of the Maturity Date.

            (gg) "INTEREST RATE": the Prime Interest Rate or the Eurodollar Rate, as determined in accordance with the provisions of Article 2.

            (hh) "LETTER OF CREDIT" or "LETTERS OF CREDIT": any standby letters of credit issued or to be issued by Bank for the account of Borrower pursuant to Section 2.1(b) and Article 4.

            (ii) "LETTER OF CREDIT USAGE": as at any date of determination, the sum of (i) the maximum aggregate undrawn amount which is or at any time





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

      thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Bank and not theretofore reimbursed by Borrower (whether such reimbursement is out of the proceeds of Loans pursuant to Section 2.1(a) or otherwise). For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

            (jj) "LIBOR BREAKAGE FEE": a fee equal to all losses (excluding loss of anticipated profits) costs, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain the requested Eurodollar Advance, when, as a result of such failure on the part of Borrower or prepayment by Borrower (including, without limitation, any mandatory prepayment of principal and any prepayment resulting from the liabilities being declared due and payable in accordance with their terms hereof), interest on such Eurodollar Advance is not based on the applicable Eurodollar Rate for the requested Interest Period.

            (kk) "LIBOR RATE": for each Interest Period, a rate of interest, per annum, equal to: (i) the rate of interest determined by the Bank at which deposits in U.S. Dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date; provided that if more than one (1) offered rate appears on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Bank) will be the rate used; provided further that if Telerate ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by the Bank at which deposits in U.S. Dollars are offered for the relevant Interest Period by banks or other financial institutions selected by Bank to banks in London interbank markets as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, multiplied by (ii) the LIBOR Rate Reserve Percentage. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Rate Reserve Percentage. The LIBOR Rate shall be calculated in accordance with the foregoing whether or not Bank is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the LIBOR Rate Reserve Percentage.

            (ll) "LIBOR RATE RESERVE PERCENTAGE": for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by Bank (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such system.

            (mm) "LIEN": any mortgage, deed of trust, pledge, lien, hypothecation, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

            (nn) "LOAN": any and all loans, advances, extensions of credit and/or other financial accommodations of any kind or nature made by Bank at any time to, for the benefit or at the request of Borrower pursuant to this Agreement and/or any of the other Loan Documents.

            (oo)   "LOAN DOCUMENTS":  this Agreement and the Other Agreements.

            (pp) "LOAN PARTY": Borrower and every other Person who is a party to any one or more of the Loan Documents.

            (qq) "MATURITY DATE": May 31, 2003, or such earlier date as all of Secured Obligations shall be due and payable by acceleration or otherwise.

            (rr)   "MAXIMUM PRINCIPAL AMOUNT":  the meaning set forth in
      Section 2.1(a).

            (ss) "NOTE": that certain amended, restated, consolidated and substituted revolving promissory note dated even date herewith, in the original principal amount of Twenty Million Dollars ($20,000,000) made by Borrower payable to the order of Bank, as said note may hereafter be amended, restated, modified, supplemented, extended or replaced.

            (tt) "NOTICE OF ISSUANCE OF LETTER OF CREDIT": means notice delivered by Borrower to Bank, in form and substance acceptable to Bank, together with any application for letter of credit that Bank requires in accordance with its customary practice for the issuance of letters of credit pursuant to Section 2.1(b) and Article 4 with respect to the proposed issuance of a Letter of Credit of the type requested

            (uu) "ORGANIC DOCUMENTS": with respect to any Person, its articles or certificate of incorporation, by-laws, shareholder's agreement, certificate of partnership, certificate of limited partnership, partnership agreement, articles of organization, operating agreement, or similar documents or agreements governing its management and the rights and privileges of its equity owners.

            (vv) "OTHER AGREEMENTS": the Note, together with all other agreements, instruments and documents evidencing or securing the Loans or the transactions contemplated herein, including, without limitation, bond agreements, loan agreements, security agreements, guaranties, mortgages, deeds of trust, notes, applications and agreements for letters of credit, letters of credit, advances of credit, bankers acceptances, pledges, powers of attorney, consents, assignments, collateral assignments, contracts, notices, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower, any other Loan Party and delivered to Bank, or issued by Bank upon the application and/or other request of, and on behalf of, Borrower.

            (ww) "PARENT": any Person, now or at any time or times hereafter, owning or controlling (alone or with Borrower, any Subsidiary and/or any other Person) at least a majority of the issued and outstanding Stock or other ownership interest of Borrower or any Subsidiary (hereinafter defined). For purposes of this definition, "CONTROL" shall have the same meaning ascribed to this term in Section 1.1(c).

            (xx)   "PERMITTED LIENS":  (i) any liens created in favor of Bank;
      (ii) liens for Charges which are not yet due and payable or which are expressly permitted pursuant to the terms hereof, or claims and unfunded liabilities under ERISA not yet due and payable or which are being contested in good faith; (iii) liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any proceedings commenced for the enforcement of such lien shall have been duly suspended and such provision for the payment of such lien has been made on the books of Borrower (or the applicable Affiliate) as may be required by GAAP; (iv) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States Government or any agency thereof entered into in the ordinary course of business; (v) any liens securing indebtedness of Borrower to any Persons in an aggregate amount less than $1,000,000; (vi) purchase money liens in connection with the acquisition of Assets, (vii) Liens granted solely upon Assets of Subsidiaries; and
      (viii) those liens disclosed on Schedule 5.1(g).

            (yy) "PERSON": any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, Federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

            (zz) "PRIME INTEREST RATE": the prime rate of interest quoted from time to time by the American National Bank and Trust Company of Chicago as its base rate on corporate loans at large U.S. money center commercial banks on such day; provided that in the event the American National Bank and Trust Company of Chicago ceases quoting a prime or base rate, then Prime Rate shall mean the per annum rate of interest quoted as the Bank Prime Loan Rate for the most recent weekday for which such rate is quoted in Statistical Release H.15 (519) published from time to time by the Board of Governors of the Federal Reserve System; provided further that in the event that both of the aforesaid indices cease to be published or to quote rates of the aforesaid types, the Prime Rate shall be determined from a comparable index chosen by Bank in good faith. The Prime Rate shall change effective on the date of the publication of any change in the applicable index by which the Prime Rate is determined.

            (aaa) "PRIME RATE ADVANCE": all or any portion of the Loan which is not a Eurodollar Advance.

            (bbb) "RECORDS": all books, records, computer records, computer software, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to the Assets.

            (ccc)  "SEC": the Securities and Exchange Commission.

            (ddd) "SECURITIES": shall have the meaning ascribed to that term in the Securities Act of 1934.

            (eee) "SECURITIES LAWS": all applicable Federal and state securities laws and regulations promulgated pursuant thereto.

            (fff) "STOCK": all shares, interests, participations or other equivalents (however designated) of or in a corporation, whether voting or non-voting, including, but not limited to, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

            (ggg) "SUBSIDIARY": any Person at least a majority of whose issued and outstanding Stock or other ownership interests now or at any time hereafter is owned by Borrower.

            (hhh) "TANGIBLE NET WORTH": as determined at any time, the total of shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock and subordinated indebtedness approved in writing by Bank) of a Person, less the sum of the total amount of any intangible assets, which, for purposes of this definition, shall include, without limitation, general intangibles, noncompetition agreements, consulting agreements, capitalized software costs, unamortized deferred charges and goodwill, all as determined in accordance with GAAP.

            (iii) "UNMATURED DEFAULT": any event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder.

      1.2 GAAP. Except as otherwise defined in this Agreement or the other Loan Documents, all accounting terms used herein shall have the meaning ascribed to that term in accordance with GAAP.

      1.3 Borrower. Whenever the context so requires, the use of "IT" in reference to Borrower shall mean Borrower as defined above.

      1.4 Rules of Construction. In this Agreement, unless a clear contrary intention appears:

            (a) the singular number includes the plural number and vice versa; reference to any gender includes each other gender;

            (b) the words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

            (c) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement;

            (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any note includes any note issued pursuant to any Loan Document in extension or renewal thereof and in substitution or replacement therefor;

            (e) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto:

            (f) the words "INCLUDING" (and with correlative meaning "INCLUDE") means including, without limiting the generality of any description preceding such term;

            (g) with respect to the determination of any period of time, the word "FROM" means "FROM AND INCLUDING" and the word "TO" means "to but excluding;" and

            (h) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

            (i) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

2.    LOANS - GENERAL TERMS

      2.1   Revolving Loan/Letters of Credit.

            (a) Revolving Loan. Subject to the terms and conditions hereof, Bank shall make available to Borrower revolving Loans from time to time in an aggregate principal amount not to exceed at any time outstanding Twenty Million Dollars ($20,000,000) (the "MAXIMUM PRINCIPAL AMOUNT"). The Loans shall be further evidenced by the Note. The Loans shall be funded and interest shall accrue and be paid thereon in accordance with this Article
      2. The entire unpaid principal balance plus accrued but unpaid interest on the Loans is due and payable on the Maturity Date.

            (b)    Letters of Credit. In addition to the Loans made pursuant to
      Section 2.1(a), Borrower may request, in accordance with the provisions of
      Article 4, from time to time and at any time prior to the Maturity Date, that Bank issue Letters of Credit for the account of and on behalf of Borrower for Borrower's working capital and general corporate purposes. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Bank shall issue such Letters of Credit in accordance with the provisions of
      Section 4; provided that Borrower shall not request that Bank issue (and Bank shall not issue): (i) any Letter of Credit if, after giving effect to such issuance, the outstanding principal balance of the Loan plus the Letter of Credit Usage would exceed Twenty Million Dollars ($20,000,000); and (ii) any Letter of Credit having an expiration date later than November 30, 2003, provided that Bank may agree (but shall have no obligation to agree) that a Letter of Credit will automatically be extended for one or more successive periods.

            2.2 Maximum Principal Amount. In the event that the outstanding principal balance of the Loan plus the Letter of Credit Usage exceeds the Maximum Principal Amount at any time, Borrower shall pay the amount of such excess to Bank, without notice or demand, and any amount not so paid shall bear interest at the Default Rate until paid. Borrower's obligation to pay principal pursuant to this Section 2.2 shall include (but not be limited to) an obligation to pay principal in an amount required to reduce the outstanding principal balance of the Loan plus the Letter of Credit Usage to an amount equal to or less than Twenty Million Dollars ($20,000,000) at all times. This is an absolute obligation to pay to Bank the amount of the unpaid principal balance of the Loan plus the Letter of Credit Usage in excess of said Maximum Principal Amount, regardless of the cause of such excess.

            2.3 Maturity Date; Termination of Loans. Bank's obligation to make any Advance to Borrower pursuant to the provisions hereof shall be in effect until the Maturity Date, unless sooner terminated ( a) by Bank upon the occurrence of an Event of Default, an Unmatured Default, or pursuant to the terms hereof or (b) by Borrower at any time upon no less than three (3) Business days' prior written notice, accompanied by payment in full all Borrower's Liabilities then outstanding, including without limitation all principal and interest outstanding under Loans, together with all Costs.

            2.4 Authorized Disbursement of Proceeds. Borrower hereby authorizes and directs Bank to disburse, for and on behalf of Borrower and for Borrower's account, the proceeds of any Loan to such Person as Borrower or any Designated Person shall direct. In addition to Advances of Loan proceeds made pursuant to a Borrowing Request made by Borrower from time to time, Borrower hereby irrevocably authorizes Bank to disburse proceeds of the Loan to pay: (a) interest which is accrued but unpaid and which is due and payable pursuant to the terms hereof and of the Note until the Loan is paid in full; and (b) for any and all Costs. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to Bank so to disburse such funds described in this Section and to treat such Advances as money loaned pursuant to this Agreement and as indebtedness evidenced by the Note. No further direction or authorization from Borrower shall be necessary for Bank to make such Advances, and all such Advances shall satisfy, to the extent so disbursed, the obligations of Borrower hereunder and shall be evidenced by the Note. Notwithstanding anything to the contrary contained herein, Bank is under no duty or obligation to make such Advances and failure to make such Advances shall not be deemed to be a default by Bank or impair any of Bank's rights or remedies hereunder.

            2.5    Borrowing Procedure.

            (a) In order to request an Advance, Borrower shall hand deliver or telecopy to Bank a duly completed Borrowing Request not later than 11:00 a.m. Chicago time: (i) at least two (2) Business Days before a proposed Eurodollar Advance and (ii) on the day of a proposed Prime Rate Advance. Each Borrowing Request shall be irrevocable and shall specify:
      (w) the number and location of the account to which funds are to be disbursed; (x) the date such Advance is to be made (which shall be a Business Day); (y) the amount of such Advance; and (z) if applicable, the information required to elect that such Advance be a Eurodollar Advance, in compliance with the provisions of Sections 2.10 and 2.11.

            (b) If Borrower in respect of an outstanding Eurodollar Advance shall not have delivered a Borrowing Request in accordance with Section 2.5(a) at least three (3) Business Days prior to the end of the Interest Period then in effect for such Eurodollar Advance and requesting that such Eurodollar Advance be refinanced, then Borrower shall (unless Borrower has notified the Bank not fewer than three (3) Business Days prior to the end of such Interest Period, that such Eurodollar Advance is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Advance be refinanced with a new Advance of equivalent amount, and such new Advance shall bear interest at the Prime Interest Rate.

      2.6 Interest Rate. The principal on the Note shall bear interest at the Prime Interest Rate or, to the extent Borrower has fully and timely complied with the provisions of Sections 2.10 and 2.11, at the Eurodollar Rate. Unless Borrower has designated any Advance as a Eurodollar Advance in strict accordance with the terms hereof, Borrower's Liabilities shall bear interest at the Prime Interest Rate. Interest on all Prime Rate Advances and on all Eurodollar Advances shall be computed on a 360 day year for the actual number of days elapsed. After the occurrence of an Event of Default and during the continuation thereof, all Loans shall bear interest at the Default Rate. The unpaid principal balance of each Advance shall bear interest at the Interest Rate applicable thereto, determined by Bank in accordance with the provisions hereof, which determination shall be binding upon Borrower, absent manifest error.

      2.7 Change of Laws. If Bank shall determine at any time after the date hereof that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Bank's capital as a consequence of its obligations hereunder to a level below that which Bank could have achieved but for such adoption, change or compliance (taking into consideration Bank's policies with respect to capital adequacy) by an amount deemed by Bank to be material, then Borrower shall pay to Bank upon demand such amount or amounts, in addition to the amounts payable under any other provision of this Agreement or the Other Agreements, as will compensate Bank for such reduction. Determinations by Bank for purposes of this Section of the additional amount or amounts required to compensate Bank with respect to the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, Bank may use any reasonable averaging or attribution methods. Notwithstanding the foregoing, no amounts shall be payable by Borrower to Bank under the terms of this Section 2.7 if Liabilities are paid in full on or before ten (10) days after the date on which Bank shall have notified Borrower that amounts will be due under this Section 2.7. In the event of a prepayment pursuant to this
Section 2.7, any LIBOR Breakage Fee otherwise payable pursuant to the terms of this Article 2 shall be waived by Bank and shall not be due or payable.

      2.8 Regulatory Changes. Notwithstanding any other provision herein contained to the contrary, in the event that any regulatory change shall, in the reasonable determination of Bank, make it unlawful for Bank to make or to maintain any Eurodollar Advance or impose additional restrictions on Eurodollar Advances by Bank, then, the obligation of Bank to make or maintain any such Eurodollar Advance shall be terminated and all outstanding Eurodollar Advances shall automatically be converted to Prime Rate Advances. Bank shall, as promptly as practicable following any such determination, give Borrower a notice thereof that sets forth the basis for any such determination. After such determination and while such determination is in effect, Bank shall not be required to make further Eurodollar Advances.

      2.9 Advances Prior to LIBOR Rate Determination. Anything herein to the contrary notwithstanding, after notice but prior to making any requested Eurodollar Advance if, for any reason whatsoever, LIBOR Rates are not then being quoted for the requested Interest Period and in an amount approximating the amount of such Eurodollar Advance, Bank shall give Borrower prompt notice thereof and such Eurodollar Advance (if not yet made) shall be a Prime Rate Advance and no conversions into Eurodollar Advances shall be permitted and no new Eurodollar Advances shall be made so long as such condition exists.

      2.10 Eurodollar Advances and Conversion. Provided no Event of Default or Unmatured Default has occurred and is continuing, Borrower shall have the option, subject to the other provisions of this Agreement, to: (i) request that any Advance or any portion of an Advance in a minimum amount of $500,000 and in multiples of $100,000, shall be deemed to be a Eurodollar Advance by giving telephonic notice to Bank at least two (2) Business Days prior to the day any Eurodollar Advance is to be made hereunder specifying the applicable Interest Period; provided that Borrower gives Bank written confirmation by facsimile of its telephonic notice on the same Business Day as such telephone notice is given with respect to such Eurodollar Advance, and (ii) convert on any Business Day, all or any portion of the outstanding principal amount of any Advance or any portion of an Advance, in a minimum amount of $500,000 and in multiples of $100,000, from one type of interest rate advance to another type of interest rate advance by giving at least two (2) Business Days prior telephonic notice to Bank thereof; provided that Borrower gives Bank written confirmation of its telephonic notice by facsimile on the same Business Day that such telephonic notice is given with respect to such conversion hereunder. Notwithstanding the foregoing: (y) no Eurodollar Advance may be converted into a Prime Rate Advance pursuant to this
Section 2.10, except effective on the last day of the Interest Period applicable thereto, and (z) Borrower shall have no more than five (5) Eurodollar Advances with different interest periods at any one time.

      2.11 Interest Period Election. Borrower may, by prior telephonic notice to Bank, elect the Interest Period(s) to be applicable to all or any portion of any Eurodollar Advance upon the expiration of the Interest Period then applicable to such Eurodollar Advance; provided that such notice is given to Bank at least two (2) Business Days prior to the expiration of the then Interest Period and that Borrower gives written confirmation by facsimile of its telephonic notice on the same Business Day that such telephonic notice is given. In the event Borrower does not make such an election with respect to all or any portion of a Eurodollar Advance for which the Interest Period is expiring, then, upon the expiration of such Interest Period, the portion of such Eurodollar Advance for which no such election has been made shall automatically convert to a Prime Rate Advance.

      2.12 Libor Brokerage Fee. In the event of any prepayment of an Advance prior to the end of the then applicable Interest Period (by acceleration or otherwise) or in the event any Advance is not made after delivery of a Borrowing Request in accordance with the terms hereof, for any reason whatsoever, Borrower shall pay to Bank an amount equal to the LIBOR Breakage Fee. Any fee payable under this Sections 2.12 not paid when due shall bear interest at the Default Rate.

      2.13 Usury. The provisions of this Section shall govern and control over any irreconcilably inconsistent provision contained in this Agreement or in any other document evidencing or securing the Loan. Bank shall never be entitled to receive, collect, or apply as interest hereon (for purposes of this Section, the word "INTEREST" shall be deemed to include any sums treated as interest under applicable law governing matters of usury and unlawful interest), any amount in excess of the Highest Lawful Rate (hereinafter defined) and, in the event Bank ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and shall be treated hereunder as such; and, if the principal of this Agreement is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Agreement, provided, that if this Agreement is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, Bank shall refund to Borrower the amount of such excess and, in such event, Bank shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. "HIGHEST LAWFUL RATE" shall mean the maximum rate of interest which Bank is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

3.    PAYMENT TERMS

      3.1 Loan Account; Method of Making Payments. Bank shall maintain a Loan Account on its books in which shall be recorded: (i) all Loans made by Bank to Borrower pursuant to this Agreement; (ii) all payments made by Borrower on all Loans; and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in the Loan Account shall be made in accordance with Bank's customary accounting practices, in effect from time to time. The failure of Bank to record any of the foregoing shall not in any way limit Borrower's obligations under this Agreement.

      3.2   Interest Payments.

            (a) Accrued interest on all Prime Rate Advances shall be payable monthly, in arrears, on the last Business Day of each month during the term hereof, without notice or demand.

            (b) Accrued interest on any Eurodollar Advance shall not be due and payable monthly, but, instead, shall be payable in arrears on the last day, of the Interest Period applicable thereto and if Borrower has elected an Interest Period of six or twelve months, accrued but unpaid interest shall be payable on the three-month, six-month, and nine-month anniversary (if applicable) of the commencement of the Interest Period.

      3.3   Principal Payments.

            (a) The unpaid principal balance, plus all accrued but unpaid interest shall be due and payable in full on the Maturity Date, without notice or demand.

            (b) In addition to interest payments due pursuant to Section 3.2 and principal payments due pursuant to Section 3.3(a), Borrower shall pay to Lender (i) the total consideration paid with respect to any sale, lease, conveyance or transfer of Borrower's or any Subsidiary's assets (including stock, partnership interests, membership interests, trust interests, warrants, options or debentures), not in the ordinary course of business and (ii) the total proceeds of any public offering by Borrower pursuant to Section 6.7, minus any amount actually expended by Borrower for necessary and commercially reasonable expenses incurred with respect to such transactions, including attorney's fees and payment of any indebtedness secured by Assets being transferred. Any amount so paid shall be applied to the Secured Obligations in accordance with the provisions hereof and any amount so applied to principal shall permanently reduce the Maximum Principal Amount and may not be reborrowed.

      3.4 Place of Payment. All payments to Bank hereunder and under the Other Agreements shall be payable in immediately available funds on or before 3:00 p.m. Chicago time at the principal place business of Bank, or such place or places as Bank may designate in writing to Borrower. All of such payments to Persons other than Bank shall be payable at such place or places as Bank may designate in writing to Borrower. Borrower's Liabilities will be payable as set forth in the Note, this Agreement, and the Other Agreements.

      3.5 Payment on Maturity and Prepayment. On the Maturity Date, whether by acceleration or otherwise, Borrower shall pay to Bank, in full, in cash or other immediately available funds, the outstanding amount of the Loan. Each Prime Rate Advance may be repaid at any time, without premium or penalty by Borrower giving telephonic notice to Bank of such prepayment no later than 3:00 p.m. Chicago time on the date of such prepayment, confirmed in writing by facsimile of its telephonic notice on the same day. Each Eurodollar Advance may be prepaid on the last day of the Interest Period applicable thereto, but only by Borrower giving telephonic notice to Bank of such prepayment at least two (2) Business Days prior to the day of such prepayment, such notice confirmed in writing by facsimile on the day of the telephonic notice. Prepayment of any Eurodollar Advance during an Interest Period is expressly prohibited. In the event of an attempted prepayment of any Eurodollar Advance during any Interest Period, Bank, at Borrower's option, shall either: (i) hold such funds in a non-interest bearing cash collateral account to secure Borrower's Liabilities and to apply such funds to Borrower's Liabilities on the last day of the Interest Period, or
(ii) apply such funds to Borrower's Liabilities, in which event Borrower shall pay to Bank a LIBOR Breakage Fee immediately upon demand therefor, and any amount not so paid shall bear interest at the Default Rate.

      3.6 Advances to Constitute One Loan. All Advances, loans and any other financial accommodations provided pursuant to the terms hereof by Bank to Borrower shall constitute one loan and all indebtedness and obligations of Borrower to Bank under this Agreement, the Other Agreements or otherwise shall constitute one general obligation.

      3.7   Application of Payments and Collections.

            (a) Application of Payments. Bank shall have the right unilaterally (and without notice to or the consent of any Person) to allocate any and all payments which may be received by or tendered to Bank made by Borrower or any other Person at any time or from time to time and which relate in any way to the Loan or any other of Borrower's Liabilities then due and payable in any order of priority as Bank in its reasonable discretion shall elect, as follows: (i) to the payment of any Costs; (ii) to accrued but unpaid interest, penalties and late payment fees; and (iii) to principal; provided that Bank shall not allocate payments in a manner which would create a LIBOR Breakage Fee or other fee or penalty payable by Borrower which would not otherwise be imposed. Borrower (y) irrevocably waives the right to direct the application of payments and collections received by Bank from or on behalf of Borrower, and (z) agrees that Bank shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Loan or any other Borrower's Liabilities or Liabilities then due and payable in such manner as Bank may deem appropriate, notwithstanding any entry by Bank upon any of its books and records.

            (b) Reapplication of Payments. To the extent that Bank receives any payment on account of Borrower's Liabilities, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, Borrower's Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Bank and applied on account of the Borrower's Liabilities.

      3.8 Monthly Statements. All Advances to Borrower and all other debits and credits provided for in this Agreement shall be evidenced by entries made by Bank in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as Bank shall have rendered to Borrower written statements of account as provided herein, the balance in the Loan Account, as set forth on Bank's most recent statement, shall be rebuttably presumptive evidence of the amounts due and owing to Bank by Borrower. At Bank's option, Bank may render a monthly statement to Borrower setting forth the balance of the Loan Account, including principal, interest, costs, penalties, charges and other fees. Each such statement shall be subject to subsequent adjustment by Bank and Bank's right to reapply payments in accordance with
Section 3.7(b), but shall, as to statements of principal and interest then due or having been paid, absent manifest errors or omissions, be presumed correct and binding upon Borrower and shall constitute an account stated unless, within thirty (30) days after receipt of any statement from Bank, Borrower shall deliver to Bank written objection thereto, specifying the error or errors, if any, contained in such statement.

4.    LETTERS OF CREDIT

      4.1   Mechanics of Issuance.

            (a) Notice of Issuance. Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to Bank a Notice of Issuance of Letter of Credit no later than 10:00 A.M. (Chicago time) at least three
      (3) Business Days in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) as quoted by Bank to Borrower in connection with such Letter of Credit, (iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary, and (v) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require Bank to make payment under the Letter of Credit; provided that, anything to the contrary in this Agreement notwithstanding, Borrower may, with Bank's consent, deliver a Notice of Issuance of Letter of Credit electronically to Bank, in which such event Borrower shall be deemed for all purposes hereunder and the other Loan Documents to have delivered a written Notice of Issuance of Letter of Credit hereunder. Borrower shall notify Bank prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit, Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit.

            (b) Issuance of Letter of Credit. Upon satisfaction or waiver of the conditions set forth herein, Bank shall issue the requested Letter of Credit in accordance with Bank's standard operating procedures; provided that the Bank, in its sole and absolute discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates, and that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 10:00 A.M. (Chicago time) on such Business Day; provided further that Bank shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of Bank is not readily and freely available.

      4.2 Letter of Credit Fees. Borrower agrees to pay the following amounts to Bank with respect to Letters of Credit issued by Bank (a) an issuance fee equal to 1.5% of the aggregate maximum amount available to be drawn under such Letter of Credit for each 12 month period or portion thereof during which such Letter of Credit is outstanding and (b) all issuing costs of Bank.

      4.3   Drawings and Reimbursement of Amounts Drawn Under Letters of Credit.

            (a) Responsibility of Bank With Respect to Requests For Drawings. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

            (b) Reimbursement by Borrower of Amounts Drawn Under Letters of Credit. In the event Bank has determined to honor a request for drawing under a Letter of Credit issued by it, Bank shall immediately notify Borrower, and Borrower shall reimburse Bank on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate on the date of such drawing) in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrower shall have notified Bank prior to 10:00 A.M. (Chicago time) on the date of such drawing that Borrower intends to reimburse Bank for the amount of such drawing with funds other than the proceeds of Loans made pursuant to

      Section 2.1(a), Borrower shall be deemed to have authorized Bank to make a Loan on the Reimbursement Date in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of all conditions to the making of Loans, Bank shall, on the Reimbursement Date, make a Loan in the amount of such drawing, the proceeds of which shall be applied directly by Bank to reimburse Bank for the amount of such drawing. If for any reason proceeds of a Loan are not available to Borrower in accordance with Section 2.1(a) in amount of such drawing, Borrower shall reimburse Bank, on demand, an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Loans, if any, which are so received.

      4.4 Interest on Amounts Drawn Under Letters of Credit. Borrower agrees to pay to Bank, with respect to drawings made under any Letters of Credit issued by it, interest on the amount paid by Bank in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Loans pursuant to Sections 2.1(a) and 4.3 at the Prime Interest Rate.

      4.5 Obligations Absolute. The obligation of Borrower to reimburse Bank for drawings made under the Letters of Credit issued by it and to repay any Loans made by Bank or other obligations of Borrower pursuant to Sections 4.3 and
4.4 above shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

            (a) any lack of validity or enforceability of any Letter of Credit;

            (b) the existence of any claim, set-off, defense or other right which any Person may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), or whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Person and the beneficiary for which any Letter of Credit was procured);

            (c) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or accurate in any respect;

            (d) payment by Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

            (e) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Person;

            (f) any breach of this Agreement or any other Loan Document by any party thereto;

            (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

            (h) the fact that an Event of Default or an Unmatured Default shall have occurred and be continuing;

provided, in each case, that payment by Bank under the applicable Letter of Credit shall not have constituted willful misconduct of Bank or its officers, employees or agents under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

      4.6   Indemnification; Nature of Bank's Duties.

            (a) Indemnification. In addition to amounts payable as provided in any other provision of this Section 4, Borrower hereby agrees to protect, indemnify, pay and save harmless Bank and its officers, employees or agents from and against any and all claims, demands, liabilities, damages, losses, and reasonable costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Bank, other than as a result of the willful misconduct of Bank or its officers, employees or agents as determined by a final judgment of a court of competent jurisdiction or, subject to the following clause (ii), the wrongful dishonor by Bank of a proper demand for payment made under any Letter of Credit issued by it, or
      (iii) the failure of Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

            (b) Nature of Bank's Duties. As between Borrower and Bank, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Bank, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Bank's rights or powers hereunder.

            (c) Limitation of Bank's Liability. In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this Section 4.6, any action taken or omitted by Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Bank under any resulting liability to Borrower.

      4.7 Increased Costs and Taxes Relating to Letters of Credit. Without limiting the other provision of Article 4, in the event that Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any change after the date hereof in any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Bank with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-govern-mental authority (whether or not having the force of law):

            (a) subjects Bank (or its applicable lending or letter of credit office) to any additional tax (other than any tax on the overall net income of Bank) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 4, whether directly or by such being imposed on or suffered by Bank;

            (b) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by Bank; or

            (c) imposes any other condition on or affecting Bank (or its applicable lending or letter of credit office) regarding this Article 4 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to Bank of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any mount received or receivable by Bank (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Borrower shall promptly pay to Bank, upon receipt if the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate Bank for any such increased cost or reduction in amounts received or receivable hereunder. Bank shall deliver to Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Bank under this
Section 4.7, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      4.8 Standard Letter of Credit Application. Notwithstanding Section 9.8 below, if any provision contained in this Agreement is in conflict, or inconsistent with any provision of a Letter of Credit Application executed by Borrower and delivered to and accepted by Bank in connection with this Agreement, then the provision(s) of such Letter of Credit Application shall control.

      4.9 Unused Facility Fee. Borrower shall pay to Bank an unused facility fee annually, commencing May 31, 2001, in amounts equal to .25% per annum of the Maximum Principal Amount minus the average outstanding principal balance during the immediately preceding twelve month period.

5.    GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS

      5.1 General Representations, Warranties and Covenants. Except as disclosed in writing to Bank concurrently herewith, Borrower warrants and represents to and covenants with Bank that:

            (a) Organization. Borrower is and at all times hereafter shall be a corporation, duly organized and existing and in good standing under the laws of the State of Delaware and qualified or licensed to do business and in good standing in all states in which the laws thereof require Borrower to be so qualified and/or licensed and in which the failure to so qualify could have a material adverse effect on the business, Assets or condition (financial or otherwise) of Borrower or its ability to perform its obligations under the Loan Documents, including without limitation the States of Illinois and Delaware.

            (b) Entity Power. Borrower has corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. Borrower has the corporate right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limitation of the foregoing, Borrower has the corporate power and authority to borrow pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate action to authorize such borrowings.

            (c) Violation of Organic Documents and Agreements. Neither the execution and delivery of this Agreement or any other Loan Document, nor consummation of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof, does or will (i) violate or conflict with any Law, or (ii) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any lien upon any of property of Borrower pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of Borrower under or in connection with (a) the Organic Documents of Borrower, (b) any agreement or instrument creating, evidencing or securing any Indebtedness or Guaranty Equivalent to which Borrower is a party or by which its or any of its properties (now owned or hereafter acquired) may be subject or bound, or
      (c) any other agreement or instrument or arrangement to which Borrower is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

            (d) Execution and Binding Effect. This Agreement and each other Loan Document to which Borrower is a party and which is executed and delivered or required to be executed and delivered on or before the date of which this representation and warranty is made, or deemed made, has been duly and validly executed and delivered by Borrower. This Agreement and each such other Loan Document constitutes, and each other Loan Document when executed and delivered by Borrower will constitute, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms.

            (e)   Ownership

                  (i) Schedule 5.1(e) sets forth all classes of stock of Borrower, the shareholders thereof (other than members of the general public), addresses of each such shareholder, number of shares owned and how the shares are held.

                  (ii) Schedule 5.1(e) (as may be amended from time to time) sets forth all options, warrants and other rights to acquire Stock or other equity interests of Borrower, the nature of such option, warrant or right and the conditions for the exercise thereof. Bank hereby expressly consents to the transfer, issuance or conveyance of Stock and/or other Equity Interests of any Person in accordance with such options, warrants and rights.

                  (iii) Borrower is not, and will not be, subject to any
                        obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. All of the outstanding shares of Borrower's capital stock are and at all times will be validly issued, fully paid and nonassessable. There are no statutory or contractual stockholders' preemptive rights with respect to Borrower's shares. Borrower has not violated and will not violate any applicable federal or state securities laws in connection with the offer, sale and issuance of any of its capital stock. There are no agreements between Borrower's stockholders with respect to the voting or transfer of Borrower's capital stock.

            (f) Fictitious Names. Each of the fictitious names, if any, used by Borrower during the five (5) year period preceding the date of this Agreement is set forth on Schedule 5.1(f) attached hereto (as amended from time to time) and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office, except as set forth in Schedule 5.1(f).

           (g) Liens/Title. Schedule 5.1(g) is a true, accurate and complete list of all Liens, relating to the Assets of Borrower on the date hereof. At all times following acquisition thereof, Borrower shall have good, indefeasible and merchantable title to and ownership of all of its Assets, free and clear of all liens, claims, security interests and encumbrances, except the Permitted Liens.

            (h) Financial Warranty. Borrower: (i) is now, and at all times hereafter shall be generally paying its debts as they mature, (ii) now owns, and shall at all times hereafter own, property which, at a fair valuation, is greater than the sum of its debt, and (iii) now has, and shall have at all times hereafter, capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage.

            (i) Proceedings. There are no actions or proceedings which are pending or threatened against Borrower which might result in any material and adverse change in its business, operations, Assets, condition (financial or otherwise) or its ability to fully perform its obligations and liabilities under the Loan Documents to which it is a party.

            (j)    Intentionally Deleted.

            (k) Adequate Licenses. Borrower possesses adequate Assets, licenses, patents, copyrights, trademarks and tradenames to continue to conduct its business as previously conducted by it and as contemplated in the foreseeable future except such licenses, patents, copyrights, trademarks and trade names the failure of which to obtain could not have a material adverse effect on Borrower's business, operations, Assets, condition (financial or otherwise) or ability to perform its obligations under those Loan Documents to which it is a party.

            (l)    Government Permits; Consents.

                   (i) Borrower has and is in good standing with respect to all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted prior to the date hereof and to own or lease and operate its properties as now owned or leased by it. None of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the Borrower.

                   (ii) Except for the actions of Borrower's Board of Directors authorizing this Agreement and the related transactions and documents, Borrower does not require the approval, consent or waiver by any other Person (including but not limited to shareholders, partners, members, equity owners, holders of Indebtedness Instruments, or any owner of any lien upon the Assets of any one or more of them or their Affiliates) for the consummation of the transactions contemplated herein, including but not limited to the borrowing of the Loan, and the payment and performance of all Borrower's Liabilities and Borrower's Obligations.

            (m) Charge; Restrictions. To the best of Borrower's knowledge, Borrower is not a party to (nor are any of its Assets otherwise subject to) any contract or agreement or subject to any Charge restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise.

            (n) Compliance with Laws. To the best of Borrower's knowledge, Borrower, is not and will not be during the term hereof, in violation of any applicable statute, regulation, order or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, including the Federal Reserve Board, in any respect materially and adversely affecting its business, operations, Assets, or condition (financial or otherwise) or its ability to perform its obligations under those Loan Documents to which it is a party.

            (o) Compliance with Indebtedness Instruments. Borrower is not and at no time during the term hereof shall be in default under any Indebtedness Instrument.

            (p) Financials. The Financials heretofore delivered by Borrower, or any other Loan Party to Bank, fairly and accurately present the assets, liabilities and financial conditions and results of operations of Borrower, and such other Persons described therein as of and for the periods ending on such dates and have been prepared in accordance with generally accepted accounting principles and such principles have been applied on a basis consistently followed in all material respects throughout the periods involved.

            (q) Taxes. All tax and information returns required to be filed by or on behalf of Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other Charges upon Borrower, or upon any of its properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of Borrower. The reserves and provisions for taxes on the books of Borrower are adequate for all open years and for its current fiscal period. Borrower does not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal, state and local income tax liabilities of Borrower have been finally determined by the Internal Revenue Service and other relevant taxing authorities, or the time for audit has expired, for all fiscal periods ending on or prior to December 31,1994 and all such liabilities (including all deficiencies assessed following audit) have been satisfied.

            (r) No Adverse Change. There has been no material and adverse change in the Assets, liabilities or financial condition of Borrower since the date of the Financials.

            (s) No Indebtedness. Except as disclosed in the most recent Financials heretofore delivered by Borrower to Bank or otherwise disclosed in writing to Bank, none of Borrower nor any Affiliate has any Indebtedness (except for Indebtedness arising in the ordinary course of its business since the dates reflected in the Financials that is not Indebtedness for borrowed money), has guaranteed or entered into any Guaranty Equivalent (other than as a result of the endorsement of any instrument of items of payment for deposit or collection in the ordinary course of business or as otherwise expressly permitted pursuant to the terms hereof) the obligations of any Person, and there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower or any Affiliate which, in any of the foregoing cases, are reasonably likely to result in any material adverse change in its financial condition or materially adversely affect its assets or its ability to fully perform and satisfy its obligations under the Loan Documents.

            (t)    Intentionally Deleted.

            (u) No Liability on Bank. The execution, delivery and performance by Borrower and each other Loan Party of this Agreement and/or the Other Agreements will not, except to the extent caused by independent actions of Bank, impose on or subject Bank to any liability, whether fixed or contingent, in respect of any Environmental Law relating to the operation of Borrower's business. Bank's exercise of any of the rights or remedies described in this Agreement or in any of the Other Agreements shall not constitute a breach of any provision contained in any agreement, instrument or document concerning the assignment or license of, or the payment of royalties for, any patents, patent rights, tradenames, trademarks, trade secrets, know-how, copyrights or any other form of intellectual property now or at any time or times hereafter protected as such by any applicable law.

            (v) Affiliates. Schedule 5.1(v) attached hereto is a true, accurate and complete schedule of Borrower's Affiliates, together with a description of Borrower's relationship to each such Affiliate. Borrower is not a partner (general or limited) of any partnership, a party to any joint venture or owns (beneficially or of record) any equity or similar interest in any Person (including but not limited to any interest pursuant to which Borrower has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person).

            (w) Real Property; Environmental Issues. Borrower does not now own and at no time in the last five (5) years has owned, any real property. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment with respect to any real property.

            (x) Investment Company Act and Public Utility Holding Company Act.. Borrower is not (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other law which purports to restrict or regulate the ability to borrow money or obtain credit.

            (y) Intellectual Property. Attached hereto as Schedule 5.1(y) is a true, accurate and complete list of all United States and foreign patents, trademarks, tradenames, service marks, copyrights and applications therefor owned and or used by Borrower (the "INTELLECTUAL PROPERTY RIGHTS"). Except as set forth on Schedule 5.1(y), the Intellectual Property Rights are owned by Borrower or Borrower will own or possess the royalty-free licenses or other rights to use all Intellectual Property Rights. To the best of Borrower's knowledge, none of the products or processes used in Borrower's business conflicts with or infringes or has infringed upon any patents, trademarks, trade names, service marks or copyrights of any other person or entity; and to the best of Borrower's knowledge, Borrower has the full right to conduct its business as heretofore conducted by Borrower, without incurring license fees or royalty or other payment obligations to any person or entity in respect of the Intellectual Property Rights.

            (z) WARN. Borrower is now, and at all times during the term or any renewal term hereof Borrower shall be, in compliance with the Worker's Adjustment and Retraining Notification Act.

            (aa) REG U et al. Borrower warrants and represents to Bank that Borrower shall use the proceeds of all Loans solely to and for general corporate purposes and consistently with all applicable laws and statutes. Borrower's use of the proceeds of any Loan made by Bank are legal and proper uses (duly authorized by all requisite action of the board of directors of Borrower), in accordance with applicable laws, rules and regulations, as in effect from time to time. Borrower's execution and delivery of this Agreement or any of the other Loan Documents and Borrower's conduct of its business and use of proceeds of the Loan does not and will not directly or indirectly violate or result in a violation of the Securities Exchange Act of 1934, as amended, or Regulations U, G, T and X of the Board of Governors of the Federal Reserve System (12 CFR 221, 207, 220 and 224, respectively). Borrower further warrants and represents to Bank and covenants with Bank that Borrower is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (bb) Fiscal Year End. Currently and at all times when Borrower's Liabilities are outstanding, Borrower's fiscal year will end December 31.

            (cc) Disclosure. To the best knowledge of Borrower, neither this Agreement nor any Loan Document nor any statement, list, certificate or other document or information, nor any schedules to this Agreement or any other Loan Document, delivered or to be delivered to Bank, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

      5.2 Reaffirmation of Warranties, Representations and Covenants. Each request for an Advance made by Borrower pursuant to this Agreement or the Other Agreements shall constitute (i) an automatic warranty and representation by Borrower to Bank that there does not then exist an Event of Default or an Unmatured Default, and (ii) a reaffirmation as of the date of said Borrowing Request that each and every warranty and representation and covenant of Borrower contained in this Article 5 and other sections of this Agreement and in the Other Agreements, is true and correct in all material respects, except where such representation or warranty specifically relates to an earlier date.

      5.3 Survival of Warranties and Representations. Borrower covenants, warrants and represents to Bank that all representations and warranties of Borrower contained in this Agreement and the Other Agreements shall be true on the date hereof, and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto or thereto. Unless expressly limited by the terms of this Article 5, each representation and warranty shall be deemed to be remade concurrently with each Advance hereunder.


6.    COVENANTS AND CONTINUING AGREEMENTS.

      6.1 Financial Covenants. Borrower shall, at all times during the term hereof, measured quarterly:

            (a) maintain a ratio of total liabilities (less deferred revenue) to Tangible Net Worth of less than 1.35 to 1;

            (b) maintain a ratio of (i) current assets to (ii) current liabilities minus deferred revenue of greater than 1.5 to 1; and

            (c) maintain Tangible Net Worth greater than the applicable amount below from and after each of the dates identified below:

                  June 30, 2000             $38,000,000
                  May 31, 2001              $43,000,000
                  May 31, 2002              $48,000,000
                  May 31, 2003              $52,000,000

All covenants set forth herein shall be measured quarterly, upon receipt of the statements delivered to Bank pursuant to Section 6.2(c)(iii) or the annual consolidated financial statements delivered in accordance with Section 6.2(c)(i), if available.

      6.2 Affirmative Covenants. Borrower warrants and represents to and covenants with Bank that Borrower shall, unless Bank otherwise consents thereto in writing, do all of the following during the term hereof:

            (a) Representation and Warranties. To the extent any representation or warranty contained herein refers to an event or state of facts which exists on the date hereof and shall exist during the term hereof or at the time of each Advance hereunder, said representation or warranty shall be deemed to be an affirmative covenant of Borrower to take all actions, omit to take such actions or cause such actions to be taken which shall be necessary or desirable to cause such representation or warranty to be true and accurate at all times during the term hereof. To the extent any representation, warranty or covenant herein (including the negative covenants set forth in Section 6.3) relates to any other Person, it shall be deemed to be a covenant of Borrower to cause such Person to comply with or otherwise perform such representation, warranty or covenant, whether or not Borrower has the legal, corporate or other ability to cause such compliance or performance.

            (b) Corporate Existence. Borrower shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation or organization, and qualify and remain qualified to do business in each other jurisdiction in which such qualification is necessary in view of its business or operations, except such jurisdictions where failure to qualify would not have a material adverse effect on Borrower's, business, Assets, operations, condition (financial or otherwise) or ability to perform its obligations under the Loan Documents.

            (c) Records; Reports. Borrower covenants with Bank that Borrower shall keep Records and prepare financial statements and shall cause to be furnished to Bank the following (all of the foregoing and following which comprise financial statements are to be kept and prepared in accordance with GAAP applied on a basis consistent with the Financials unless Borrower's certified public accountants concur in any changes therein and such changes are consistent with then applicable GAAP).

                   (i) As soon as available but not later than ninety (90) days after the close of each fiscal year of Borrower, a balance sheet of Borrower as at the end of such year, the related statement of operations (including income statement) for such year and a reconciliation of capital for such year, all certified on an unqualified basis by a firm of independent certified public accountants selected by Borrower and acceptable to Bank, in Bank's sole and absolute discretion.

                   (ii) As soon as available but not later than forty-five (45)
                        days after the end of each calendar quarter hereafter, a balance sheet of Borrower as at the end of, and the related statement of operations for, both such calendar quarter and the portion of such Borrower's fiscal year then elapsed, all reviewed by a firm of independent certified public accountants selected by Borrower and acceptable to Bank, in Bank's sole and absolute discretion.

                  (iii) Concurrently with delivery to its shareholders, copies of all financial and other information delivered by Borrower to such Persons, including without limitation, its proxy statements and annual reports to stockholders. Concurrently with delivery to the SEC by Borrower, copies of all reports filed by Borrower with the SEC, including without limitation, all reports on Forms 10K, 10Q or 8K promulgated under the Securities Exchange Act of 1934, as amended.

                  (iv) Concurrently with delivery of the Financials required pursuant to Sections 6.2(c)(i) and (ii) hereof, a certificate executed by the President, Treasurer or Chief Financial Officer of Borrower that such Financials present fairly the financial position and results of operations of Borrower for the applicable period, and that no Event of Default or Unmatured Default has occurred and is continuing (including but not limited to compliance with the covenants set forth in Section 6.1) or if an Event of Default or Unmatured Default has occurred, setting forth the details of such event and the action which Borrower proposes to take with respect thereto.

                  (v) In satisfaction of Borrower's obligation to deliver to Bank the items identified at (i), (ii) and (iii) above, Borrower's executive officer's certificate to be delivered to Bank pursuant to (iv) above may itemize those Financials, shareholder information and SEC filings which at the relevant dates are available in full text on the world wide web; provided that such executive officer's certificate shall identify the world wide web location of all documents that are not SEC filings available in full text in a timely fashion in the EDGAR database located at www.sec.gov. All of the foregoing information that Bank expressly requests, together with all other information required to be delivered to Bank pursuant to (I), (ii) and (iii) above, shall be delivered to Bank by Borrower in paper form.

                  (vi) Such other data and information (financial and otherwise) as Bank, from time to time, reasonably may request bearing upon or related to Borrower's financial condition and/or results of operations.

            (d) Insurance. Borrower, at its sole cost and expense, shall keep and maintain: (i) policies of insurance against all hazards and risks ordinarily insured against by others in similar business or as reasonably requested in writing by Bank; and (ii) public liability insurance relating to Borrower's ownership and use of its Assets. All such policies of insurance shall be in form, with insurers and in such amounts as may be satisfactory to Bank. Promptly upon Bank's request, Borrower shall deliver to Bank the original (or certified) copy of each policy of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance (except those of public liability) shall contain an endorsement, in form and substance acceptable to Bank, showing losses payable to Bank. Such endorsement or an independent instrument furnished to Bank, shall provide that all insurance companies will give Bank at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Bank to recover under such policy or policies of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance (except those of public liability) following an Event of Default to pay all proceeds payable thereunder directly to Bank. Following an Event of Default, Borrower, irrevocably, appoints Bank (and all officers, employees or agents designated by Bank) as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Bank, without waiving or releasing any of Borrower's Obligations or Borrower's Liabilities or any Event of Default or Unmatured Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. The Bank shall also have been named as an additional insured with respect to Borrower's liability insurance.

            (e) Payment of Charges. Borrower shall pay promptly, when due, all Charges and Borrower, shall not permit the Charges to arise or to remain unpaid, and will promptly discharge the same. In the event Borrower, at any time or times hereafter, shall fail to pay the Charges or to obtain such discharges as required herein, Borrower promptly shall so advise Bank thereof in writing. Bank may, without waiving or releasing any of

      Borrower's Obligations or Borrower's Liabilities or any Event of Default or Unmatured Default hereunder, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Bank deems advisable. All sums so paid by Bank and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. Notwithstanding the foregoing, Borrower, may permit or suffer the Charges to attach to its Assets and may dispute, without prior payment thereof, the Charges, on the conditions that: (i) Borrower in good faith, shall be contesting the same in an appropriate proceeding diligently pursued; (ii) enforcement thereof against any Assets of Borrower shall be stayed; and (iii) appropriate reserves therefor shall have been established on the Records of Borrower in accordance with GAAP.

            (f) Pay Debts. Borrower shall pay or discharge or otherwise satisfy all Indebtedness at or before maturity or before the same becomes delinquent; provided that Borrower shall not be required to pay any Indebtedness while the same is being contested by it in good faith and by appropriate proceedings so long as Borrower shall have set aside on its books reserves in accordance with GAAP with respect thereto and title to any property of Borrower is not jeopardized.

            (g) Compliance with Laws. Borrower shall comply with all laws, rules, regulations and governmental orders (federal, state and local), including all Environmental Laws, having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply would have a material adverse effect, either individually or in the aggregate, on the business, Assets, operations, condition (financial or otherwise) or its ability to perform its obligations under the Loan Documents.

            (h) Perform Obligations. Borrower shall duly and punctually pay and perform each of its obligations under this Agreement and the Other Agreements in accordance with the terms thereof.

            (i) Operating and Disbursement Accounts. Borrower shall maintain all of its general operating accounts and primary disbursement accounts at Bank. Schedule 6.2(i) sets out all depository, investment and other accounts maintained by Borrower with financial institutions and/or brokers other than Bank. Borrower promptly shall deliver an amended Schedule 6.2(i) to Bank reflecting each addition to and deletion of such accounts.

      6.3 Negative Covenants. Borrower warrants and represents to and covenants with Bank that Borrower shall not, without Bank's prior written consent, which Bank may or may not give in its sole and absolute discretion, concurrently or hereafter do any of the following:

            (a) Sell or Encumber Assets. Borrower, shall not assign, sell or transfer any of its Assets to any Person, other than in the ordinary course of business, nor permit, grant, or suffer a security interest, lien, claim or encumbrance upon any of its Assets, except the Permitted Liens.

            (b) Attachment. Borrower, shall not permit or suffer any levy, attachment or restraint to be made affecting any of its Assets;

            (c) Receiver. Borrower, shall not permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of its Assets.

            (d) Amend Organizational Documents; Business Objectives. Borrower, shall not make any change: (i) in its Organic Documents or capital structure; or (ii) in any of its business objectives, purposes and operations, including by undertaking additional business activities. Borrower shall not engage in any business not of the same general type as those conducted by it on the date hereof.

            (e) Mergers and Acquisitions. Neither Borrower nor any Subsidiary shall liquidate, dissolve, enter into any merger, consolidation, partnership, joint venture or other combination, except that any Person which is in the general line of business of Borrower may merge into or with or be acquired by Borrower or any Subsidiary, provided that Borrower or such Subsidiary, as applicable, shall be the continuing or surviving entity.

            (f) Adverse Transactions. Borrower, shall not enter into any transaction which materially and adversely affects its ability to perform its obligations under the Loan Documents or to pay any other Indebtedness.

            (g) Investments. Borrower shall not make any investment in the Stock, other equity interests in, or obligations of any Person; provided that in connection with Borrower's management of its cash on a short-term basis in the ordinary course of business Borrower may invest in obligations of other Persons that are cash or cash equivalents and provided that Borrower may create new Subsidiaries of which Borrower is the 100% owner of all equity interests.

            (h) Loan; Guaranty Debt. Borrower shall not make any loan to any Person. Borrower has not entered into and shall not enter into any Guaranty Equivalents.

            (i) Borrow Indebtedness; Pay Indebtedness. Other than amounts loaned by Bank to Borrower hereunder, Borrower shall not incur any Indebtedness for borrowed money in excess on $1,000,000 of unsecured borrowings in the aggregate outstanding at any one time. Except in the ordinary course of business, Borrower, shall not defease, prepay, repay, purchase, redeem or otherwise acquire any of its Indebtedness for borrowed money.

            (j) Issue Power of Attorney. Except pursuant to this Agreement and the Other Agreements, Borrower, shall not issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of Borrower's, business, other than in connection with Permitted Liens or Indebtedness expressly permitted pursuant to the terms of this Agreement.

            (k) Amendment of Credit Agreements. Except in the ordinary course of business, Borrower shall not amend, modify or extend any note, credit agreement, security agreement or other document, instrument of agreement evidencing or securing Indebtedness of Borrower, without in each case Bank's prior written consent.

6.4   Required Notices.

      (a) In addition to those notices required elsewhere in this Agreement, Borrower shall notify Bank promptly after obtaining knowledge of:

            (i) except as otherwise previously disclosed in writing to Bank, any event or occurrence which Borrower has determined has caused a material loss or decline in value of Borrower's, Assets due to casualty or any other adverse occurrence and the estimated (or actual, if available) amount of such loss or decline;

            (ii) the institution of any suit or administrative proceeding which, if determined adversely to Borrower, is reasonably likely to materially adversely affect the operations, financial condition or business of Borrower;

            (iii) Borrower, becoming subject to any Charge, restriction, judgment, decree or order which could materially and adversely affect Borrower's business, operations, Assets, condition (financial or otherwise) or ability to perform its respective obligations under the Loan Documents.

           (iv) the commencement of any lockout, strike or walkout relating to any labor contract to which Borrower is a party;

           (v) except as otherwise previously disclosed, any event or occurrence which Borrower has determined will have a material adverse affect on the ability of any obligor of a Pledged Note to repay the Note;

           (vi) the occurrence of a default by Borrower, under any agreement, document or instrument to which it is a party which could materially and adversely affect its business, operations, Assets, condition (financial or otherwise) or ability to perform its respective obligations under the Loan Documents;

           (vii) the filing of a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation shall be filed by or against Borrower or Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against Borrower for its dissolution or liquidation;

           (viii) the making of an application for the appointment of a receiver, trustee or custodian for any of the assets of Borrower;

           (ix) as soon as possible and in any event within five (5) days after Borrower shall have obtained knowledge of the occurrence of an Event of Default or Unmatured Default, the written statement of the chief financial officer of Borrower setting forth the details of such event and the action which Borrower proposes to take with respect thereto; and

           (x) the exercise of any holder of any option, warrant or right to purchase any equity interest in Borrower, other than the exercise of rights disclosed in Section 5.1(e).

      6.5 Payment of Claims. Bank, in its sole and absolute discretion, without waiving or releasing any of Borrower's Liabilities or Borrower's Obligations or any Event of Default or Unmatured Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Assets of Borrower. All sums paid by Bank in respect thereof and all reasonable Costs relating thereto incurred by Bank or for which Bank becomes obligated on account thereof shall be part of Borrower's Liabilities payable by Borrower to Bank on demand and any amount not paid on demand shall bear interest at the Default Rate.

      6.6   Year 2000 Compliance.

            (a) Borrower is currently reviewing its computer and management information systems to determine whether they are adequate for the conduct of Borrower's business as presently conducted and as proposed to be conducted and Borrower is actively addressing all known material requirements for systems integration, upgrade and replacement, and Borrower covenants and agrees promptly to notify Bank in writing of any facilities or software inadequacies that could reasonably be expected to have a material adverse effect on the business of the Borrower.

            (b)    The Borrower, will be Year 2000 Compliant on or before
      March 31, 1999 and at all times thereafter. As used in the preceding sentence, "YEAR 2000 COMPLIANT" means the ability of the software and other information processing capabilities of Borrower to correctly interpret and process all data in whatever form so as to avoid errors that may otherwise occur because of the inability of software or other information processing capabilities to recognize accurately the year 2000 or subsequent dates.

            (c) Any reprogramming required to permit the proper functioning of the computer and management information systems of the Borrower during and following the year 2000 will be completed by March 31, 1999 and the cost of such reprogramming is not expected to have a material adverse effect on the business of the Borrower.

      6.7 Public Offering. Notwithstanding anything to the contrary contained herein, Borrower shall have the right to publicly offer and sell equity or debt Securities of Borrower under the following terms and conditions: (i) Borrower shall deliver notice to Bank, not less than twenty-four (24) hours prior to any filing with respect to such offering with the SEC; (ii) Borrower shall fully and timely comply with all Securities Laws and with all terms and provisions of the underwriting agreement pursuant to which such Securities are offered for sale;
(iii) the prospectus and all other selling materials used by Borrower in such offering shall not contain any misstatement of material fact or omit to state any fact which would render the statements contained therein false or misleading, and (iv) Borrower shall pay the net proceeds of such offering to Bank, in accordance with the terms hereof. Bank shall have the right, in Bank's sole and exclusive discretion to apply the net proceeds of such offering to the Secured Obligations then due and owing, in such order of priority, as Bank, in its sole discretion shall elect. Any amount applied to principal shall reduce the Maximum Principal Amount under this Agreement and may not be reborrowed.

7.    DEFAULT

      7.1 Events of Default. The occurrence of any one of the following events shall constitute a default ("EVENT OF DEFAULT") under this Agreement:

            (a) If Borrower fails or neglects to perform, keep or observe any of Borrower's Obligations and the same is not cured within thirty (30) days after such default or, if such default is not susceptible to cure within thirty (30) days, then within ninety (90) days so long as Borrower is actively taking all commercially reasonable measures to cure the same; provided that all failures, if any, to timely pay Borrower's Liabilities are governed by (c) below and that a breach of any of the provisions, terms, conditions or covenants contained in Sections 6.2(d), 6.3 and 6.4 shall automatically be an Event of Default without any notice or cure period;

            (b) If any representation, warranty or material statement, report or certificate made or delivered by Borrower, or any of its directors, officers, authorized employees or agents, to Bank is not true and correct;

            (c) If Borrower fails to pay any of Borrower's Liabilities, when due and payable or declared due and payable and the same is not cured within five (5) days, provided however, that Interest shall accrue at the Default Rate commencing immediately after non-payment;

            (d) If Borrower shall be in default under the terms of any Indebtedness Instrument, other than the Loan Documents;

            (e) If Borrower fails or neglects to perform, keep or observe any of Borrower's Obligations contained in Section 6.2(e) and the same is not cured within ten (10) days after Bank gives Borrower notice of such default;

            (f) If any of Borrower's Assets or any portion thereof are attached, seized, subjected to a writ of distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within forty-five (45) days thereafter;

            (g) If a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation shall be filed by Borrower, or if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower for its dissolution or liquidation;

            (h) If Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation is filed against Borrower or if any case or proceeding is filed against Borrower for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within forty-five (45) days after the entry or filing thereof;

            (i) If an application is made by Borrower for the appointment of a receiver, trustee or custodian for any of its assets;

            (j) If an application is made by any Person other than Borrower for the appointment of a receiver, trustee, or custodian for any of the Assets of Borrower and the same is not dismissed within forty-five (45) days after the application therefor;

            (k) Except as expressly permitted pursuant to Section 6.2(e), (i) if a notice of any Charge is filed of record with respect to all or any of Borrower's Assets, or (ii) if any Charge becomes a lien or encumbrance upon any of its assets and the same is not released within forty-five (45) days after the same becomes a lien or encumbrance;

            (l) The occurrence of an Event of Default under any of the Other Agreements, which is not cured within the time, if any, specified therefor in such Other Agreement;

            (m) If any final non-appealable judgment for the payment of money in excess of $1,000,000 (after giving effect to any amount covered by insurance as to which the insurer shall not have defied or questioned its obligation to pay) shall be rendered against Borrower and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed or diligently contested in good faith by appropriate proceedings;

            (n) If Borrower or any ERISA Affiliate (i) shall effect a complete or partial withdrawal (as defined in ERISA Sections 4203 or 4205) from a Multiemployer Plan, if such withdrawal could subject either Borrower or any ERISA Affiliate to liability; (ii) shall fail to pay when due an amount that is payable by it to the PBGC or to an Employee Benefit Plan; (iii) has instituted against it by a fiduciary of any Multiemployer Plan an action to enforce ERISA Section 515 and such proceedings shall not have been dismissed within thirty (30) days thereafter; (iv) has imposed against it any tax under Code Section 4980B(a); (v) has assessed against it by the Secretary of Labor a civil penalty with respect to any Employee Benefit Plan under ERISA Section 502(c) or 502(l); (vi) shall apply for a waiver of the minimum funding standards of the Code; or (vii) shall permit any other event or condition to occur or exist with respect to an Employee Benefit Plan that could subject either Borrower or any ERISA Affiliate to liability;

            (o) Except as set forth in Section 7.1(d) or (e), a default by Borrower shall occur under any agreement, document or instrument (other than this Agreement or any of the other Loan Documents) now or hereafter existing, to which Borrower is a party and the effect of such default is reasonably likely to have a material adverse effect on the financial conditions or business operations of such Loan Party; and

            (p) If Borrower dissolves, liquidates or fails to maintain its corporate existence, without the prior written consent of Bank.

      7.2 Remedies Cumulative. All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

      7.3 Acceleration. Upon the occurrence an Event of Default and the continuation thereof, without notice by Bank to or demand by Bank to Borrower, Bank shall have no further obligation to and may then forthwith cease advancing monies, extending credit or issuing letters of credit to or for the benefit of Borrower under this Agreement and the Other Agreements. Upon an Event of Default, without notice by Bank to or demand by Bank to Borrower, all Borrower's Liabilities shall be due and payable, forthwith.

      7.4 Remedies. Upon the occurrence of an Event of Default and the continuation thereof, Bank, in its sole and absolute discretion, may exercise any and all rights and remedies that it may have under the other Loan Documents, at law or in equity.

      7.5 Injunctive Relief. Borrower recognizes that upon the occurrence of an Event of Default, no remedy of law will provide adequate relief to Bank, and agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      7.6 Advances During Unmatured Default. Upon the occurrence of any Unmatured Default or Event of Default, Bank shall not be obligated to make any Advances; provided that, nothing contained herein shall prohibit Bank from making any Advances.

8.    CONDITIONS PRECEDENT TO DISBURSEMENT

      8.1 Checklist Items. The obligation of Bank to make the Loan to Borrower is subject to the condition precedent that, in addition to satisfaction of the conditions set forth in Sections 8.2 and 8.3, Bank shall have received, prior to the first disbursement of the proceeds of any of the Loan hereunder all documents, instruments, agreements, notes, evidences of Borrower's authority, and all other instruments as Bank may reasonably request, including but not limited to all items on the documentation checklist, delivered by Bank to Borrower prior to the date hereof.

      8.2 Necessary Actions. The obligation of Bank to make the Loan to Borrower is subject to the further condition precedent that all proceedings taken in connection with the transactions contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be reasonably satisfactory in form and substance to Bank and its counsel.

      8.3 Conditions Precedent. In addition to the foregoing, prior to Bank making any and all Loans hereunder, all of the following shall have been satisfied in a manner satisfactory to Bank:

            (a) no change in the condition or operations, financial or otherwise, of Borrower shall have occurred which change, in the sole credit judgment of Bank, may have a material adverse effect on Borrower;

            (b) no litigation shall be outstanding or have been instituted or threatened which Bank determines to be material against Borrower;

            (c) all of the representations and warranties of Borrower set forth in this Agreement and each of the Other Agreements to which Borrower is a party shall be true and correct on the date of the contemplated Loan to the same extent as originally made on such date; and

            (d) no Event of Default or Unmatured Default shall exist or be continuing.

9.    GENERAL

      9.1   ERISA Matters.

            (a) Representations and Warranties. Borrower hereby represents and warrants and covenants and agrees that:

            (i) There are no Employee Benefit Plans maintained or sponsored by or participated in or contributed to by Borrower or any of its Subsidiaries or other Affiliates or to which Borrower or any of its Subsidiaries or other Affiliates have any obligations ; and

            (ii) Borrower shall not, and shall not permit any of its Subsidiaries or other Affiliates to establish, maintain, contribute to or otherwise be or become obligated with respect to one or more Employee Benefit Plans without first receiving the prior written consent of Bank, which Bank may grant or withhold in its sole and absolute discretion.

            (b) Definitions. For purposes of this Section 9.1, the following definitions shall apply:

            (i) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            (ii) "EMPLOYEE BENEFIT PLAN" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained, sponsored, participated in or contributed to by Borrower or any ERISA Affiliate.

            (iii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto.

            (iv) "ERISA AFFILIATE" shall mean any corporation, trade or Business that is, along with Borrower, a member of a controlled group of trades or businesses, or a member of any group of organizations, within the meaning of Sections 414(b),
                  (c), (m) or (o) of the Code, and any regulations thereunder.

      9.2 Costs/Service Charges. Borrower hereby agrees that it shall reimburse Bank on demand, as part of Borrower's Obligations, for any and all Costs and any amount not paid on demand shall bear interest at the Default Rate. Borrower acknowledges that Bank will charge Borrower monthly service charges for various services performed by Bank in connection with the Loan and/or any other aspect of the relationship between Borrower and Bank, which charges shall be such as are generally imposed on customers of Bank for similar services. Borrower hereby agrees that Bank may charge such service charges against Borrower's operating account at Bank, or in the absence of sufficient collected balances in such operating account to satisfy such service charges, the amount thereof shall become a Loan hereunder bearing interest at the Prime Interest Rate.

      9.3 Statement. Each statement of account by Bank delivered to Borrower relating to Borrower's Liabilities shall be presumed correct and accurate and shall constitute an account stated between Borrower and Bank unless Bank subsequently corrects such statement of its own volition or, within thirty (30) days after Borrower's receipt of said statement, Borrower delivers to Bank, by registered or certified mail addressed to Bank at the address specified in
Section 9.4, written objection thereto specifying the error or errors, if any, which Borrower asserts are contained in any such statement.

      9.4 Notices. Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing (which term "writing", for all purposes of this Agreement and the other Loan Documents, shall include original signatures and other writings transmitted by telecopy) and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express or other over-night messenger service, first class registered or certified mail, postage prepaid, return receipt requested or by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; or (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

         IF TO BORROWER:           SPSS, Inc.
                                   233 South Wacker Drive
                                   11th Floor
                                   Chicago, IL 60606
                                   Attn:  William R. Nelson
                                   Telecopy:  312-329-3560

         IF TO BANK:               American National Bank and Trust Company of
                                   Chicago
                                   120 South LaSalle Street
                                   Second Floor
                                   Chicago, IL 60603
                                   Attn:  Erik J. Langeland
                                   Telecopy:  312-661-3566

         WITH A COPY TO:           Sachnoff & Weaver, Ltd.
                                   Suite 2900
                                   30 South Wacker Drive
                                   Chicago, Illinois 60606
                                   Attn:  Frank D. Ballantine, Esq. and
                                   Cynthia Jared, Esq.
                                   Telecopy:  312-207-6400

The above addresses may be changed by notice of such change, mailed as provided herein, to the last address designated.

      9.5 Amendments and Waivers. This Agreement and the other Loan Documents may not be modified, altered or amended except by an agreement in writing signed by Borrower and Bank. Borrower expressly agrees that for purposes of this Agreement and each and every other Loan Document: (i) this Agreement and each and every other Loan Document shall be a "credit agreement" under the Illinois Credit Agreements Act, 815 ILCS 160/1 et. seq. (the "ACT"); (ii) the Act applies to this transaction including, but not limited to, the execution of this Agreement and each and every other Loan Document; and (iii) any action on or in any way related to this Agreement and each and every other Loan Document shall be governed by the Act. Borrower may not sell, assign or transfer this Agreement or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interests, remedies, powers and/or duties hereunder or thereunder. Borrower hereby consents to Bank's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or the Other Agreements, or of any portion thereof or participation therein, including, without limitation, Bank's rights, titles, interests, remedies, powers and/or duties.

      9.6 No Implied Waiver; Remedies Cumulative. Bank's failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default or an Unmatured Default by Borrower or any other Loan Party under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default or Unmatured Default by Borrower or any other Loan Party under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default or Unmatured Default by Borrower or any other Loan Party under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing signed by an officer of Bank and directed to Borrower or such applicable other Loan Party specifying such suspension or waiver.

      9.7 Severability. If any provision (in whole or in part) of this Agreement or the other Loan Documents or the application thereof to any person or circumstance is held invalid or unenforceable, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement or the other Loan Document, as the case may require, and this Agreement and such other Loan Document shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein or therein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful. If such modification, restriction or reformulation is not reasonably possible, the remainder of this Agreement and the other Loan Documents and the application of such provision to other persons or circumstances will not be affected thereby and the provisions of this Agreement and the other Loan Documents shall be severable in any such instance.

      9.8   Incorporation of Other Loan Documents.

            (a) The provisions of the Other Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements or the other Loan Documents, Bank shall have the right to elect, in its sole and absolute discretion, which provision shall govern and control. Except to the extent provided to the contrary in this Agreement and in the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or Bank in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation, and/or (b) any of the undertakings, agreements, covenants, warranties and representations of Borrower contained in this Agreement or the Other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

            (b) This Agreement amends and restates in its entirety the Existing Loan Agreements, and constitutes an amendment, consolidation, restatement, and substitution therefor. Nothing contained herein shall be deemed to be a repayment, satisfaction, release or novation of the Borrower's Liabilities or Borrower's Obligations under the Existing Loan Agreement, all such liabilities, obligations and indebtedness are continuing and a full force and effect.

            (c) Waiver of Claims. Borrower hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Existing Loan Agreements or any other Loan Document or any amendments thereto (collectively, the "CLAIMS"), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Existing Agreement or any other Loan Document, as may have been amended by the amendments thereto, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

      9.9 Acceptance. This Agreement and the other Loan Documents are submitted by Borrower to Bank (for Bank's acceptance or rejection thereof) at Bank's principal place of business as an offer by Borrower to borrow monies from Bank now and from time to time hereafter and shall not be binding upon Bank or become effective until and unless accepted by Bank, in writing, at said place of business. If so accepted by Bank, this Agreement and the other Loan Documents and the other Loan Documents shall be deemed to have been made at said place of business.

      9.10 Knowledge. As used herein the phrase "TO THE BEST OF BORROWER'S KNOWLEDGE" or words of such import shall mean all knowledge, including, actual knowledge and knowledge of matters which any reasonable person in such position knew or should have known, of the respective officers, directors and managers of Borrower.

      9.11 Waiver by Borrower. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, BORROWER WAIVES (A) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY BANK ON WHICH BORROWER MAY IN ANY WAY BE LIABLE; (B) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO BANK'S TAKING POSSESSION OR CONTROL OF, OR TO BANK REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING BANK TO EXERCISE ANY OF BANK'S REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS.

9.12    Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS HAVE
BEEN DELIVERED FOR ACCEPTANCE BY BANK IN CHICAGO, ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS INCLUDING, BUT NOT LIMITED TO, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS OVER

ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (B) IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (C) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (D) AGREES NOT TO INSTITUTE OR MAINTAIN ANY LEGAL ACTION OR PROCEEDING AGAINST BANK OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR BANK'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR BANK'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

      9.13 Waiver of Marshaling. All rights of marshaling of assets of Borrower, including any such right with respect to the Pledged Property, are hereby waived by Borrower.

      9.14 Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

      9.15 Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Agreement and repayment of Borrower's Liabilities. Any investigation by Bank shall not diminish in any respect whatsoever its rights to rely on such representations and warranties.

      9.16 Service of Process. Borrower hereby irrevocably appoints and designates CT Corporation System, Inc., 208 S. LaSalle Street, Chicago, IL 60604 as its true and lawful attorney-in-fact and duly authorized agent for service of legal process and agrees that service of such process upon such agent and attorney-in- fact shall constitute personal service of such process upon Borrower.

      9.17 Representation by Counsel. Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the other Loan Documents; that it has read and fully understood the terms hereof; Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement, and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.

      9.18 Release of Bank. Borrower releases Bank from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from any act or omission to act on the part of Bank, its officers, agents or employees, except for willful misconduct or gross negligence.

      9.19 Invalidated Payments. To the extent that either Bank receives any payment on account of Borrower's Liabilities, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, Borrower's Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Bank and applied on account of Borrower's Liabilities.

      9.20 Designated Person. Until Bank is notified by Borrower to the contrary in accordance with Section 9.4, the signature upon this Agreement or upon any of the Other Agreements of any partner, manager, employee or agent of Borrower, or of any other Person designated in writing to Bank by any of the foregoing, or of a "DESIGNATED PERSON" (as that term is defined in Borrower's Secretary's Certificate of even date herewith, constituting one of the Other Agreements) shall bind Borrower and be deemed to be the duly authorized act of Borrower.

      9.21 Headings. The descriptive headings of the various provisions of this Agreement and the other Loan Documents are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

      9.22 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original; all the counterparts for each such Loan Document shall together constitute one and the same agreement.

      9.23 Fax Execution. For purposes of negotiating and concluding this Agreement and the Loan Documents (including any subsequent amendments thereto), any signed document transmitted by facsimile machine ("FAX") shall be treated in all manner and respects as an original document, except that delivery by FAX shall not constitute delivery for the purposes of notices delivered pursuant to Section 9.4 above. The original signature of any party that is transmitted by FAX shall be considered for these purposes as an original signature. Any document delivered by FAX shall be considered to have the same binding legal effect as an original document, provided that an original of the faxed document was mailed by certified or registered first class US Mail or personally delivered to the recipient. At the request of either party, any FAX document subject to this Agreement shall be re-executed by both parties in an original form. The undersigned parties hereby agree that neither shall raise the use of the FAX or the fact that any signature or document was transmitted or communicated through the use of a FAX as a defense to the formation of this Agreement or any other Loan Document.

      9.24 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Bank, Borrower and their respective successors and assigns (except as otherwise expressly provided herein) and nothing contained herein shall be deemed to confer upon any Person other than Borrower and its successors and assigns any right to insist on or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of the Bank to make the Loans hereunder are imposed solely and exclusively for the benefit of the Bank and its respective successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Persons shall under any circumstances be deemed to be a beneficiary of such conditions.

      9.25 Domicile of Loans. Bank may make, maintain or transfer any of its Loans hereunder to, or for the account of, any branch office, subsidiary or affiliate of Bank.

      9.26 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement of Borrower and Bank with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements, understandings and communications. No representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Bank unless expressed herein or therein. No course of dealing, course or performance, trade usage or parole evidence of any nature, whether based on actions, omissions or circumstances occurring or existing heretofore or hereafter, may be used in any way to alter or supplement the terms hereof.

      9.27 Construction. In this Agreement, unless the context otherwise clearly requires, references to the plural include the singular, the singular the plural, and the part the whole; the neuter case includes the masculine and feminine cases; and "or" is not exclusive. In this Agreement, any references to property (and similar terms) include an interest in such property (or other item referred to); "include," "includes," "including" and similar terms are not limiting; and "hereof,"

"herein," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision; and "expenses," "costs," "out-of-pocket expenses" and similar terms include the charges of in-house counsel, auditors and other professionals of the relevant Person to the extent that such amounts are routinely identified and charged under such Person's cost accounting system. Section and other references in this Agreement are to this Agreement unless otherwise specified.

      9.28 Successors and Assigns. This Agreement shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of and be enforceable by Bank and its successors and assigns. Without limitation of the foregoing, Bank (and any successive assignee or transferee) from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any Borrower's Liabilities, to any other Person, and such (including any Borrower's Liabilities resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Borrowers entitled to the benefit of this Agreement, and to the extent of its interest in such Borrowers such other Person shall be vested with all the benefits in respect thereof granted to Bank in this Agreement or otherwise.

      9.29 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY LAW, BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN CONNECTION HEREWITH. BORROWER HEREBY EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN.



            The remainder of this page is left intentionally blank.

         IN WITNESS WHEREOF, this Amended and Restated Loan Agreement has been duly executed and dated for reference purposes only as of June 1, 2000.

                                      BORROWER:

                                      SPSS, INC.
                                      a Delaware corporation

                                      By:    /s/ Robert J. Brinkmann
                                         --------------------------------
                                      Title: Assistant Secretary
                                            -----------------------------

                                      BANK:

                                      AMERICAN NATIONAL BANK AND TRUST
                                      COMPANY OF CHICAGO

                                      By:    /s/ Eric J. Langeland
                                         --------------------------------
                                      Title: Vice President
                                            -----------------------------

                              Schedule of Schedules

Schedule 5.1(e)    Schedule of Shareholders, Stock and Options

Schedule 5.1(f)    Schedule of Fictitious Names

Schedule 5.1(g)    Schedule of Permitted Liens

Schedule 5.1(v)    Schedule of Affiliates

Schedule 5.1(y)    Schedule of Intellectual Property Rights

Schedule 6.2(i)    Schedule of Depository Accounts

                                 SCHEDULE 5.1(e)

                   SCHEDULE OF SHAREHOLDERS, STOCK AND OPTIONS

                                 SCHEDULE 5.1(f)

                          SCHEDULE OF FICTITIOUS NAMES

                                 SCHEDULE 5.1(g)

                           SCHEDULE OF PERMITTED LIENS

                                 SCHEDULE 5.1(v)

                             SCHEDULE OF AFFILIATES

                                 SCHEDULE 5.1(y)

                    SCHEDULE OF INTELLECTUAL PROPERTY RIGHTS

                                 SCHEDULE 6.2(l)

                         SCHEDULE OF DEPOSITORY ACCOUNTS